Exhibit (11) under N-1A
                                   Exhibit 23 under Item 601/Reg. SK



                             ARTHUR ANDERSEN LLP





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 27 to Form N-1A Registration Statement of International Series, Inc., of our reports dated January 12, 1996, on the financial statements of Federated International Income Fund and Federated International Equity Fund, the two portfolios comprising International Series, Inc., included in or made a part of this registration statement.



                              /s/ ARTHUR ANDERSEN LLP
                             ARTHUR ANDERSEN LLP





Pittsburgh, Pennsylvania,
  January 30, 1996